UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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FORTRESS INTERNATIONAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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7226 Lee DeForest Drive, Suite 209
Columbia, Maryland 21046
(410) 423-7438

April 29, 2011

Dear Stockholder,

We cordially invite you to attend our 2011 Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Daylight Time, on Thursday, June 2, 2011, at our corporate offices at 7226 Lee DeForest Drive, Suite 209, Columbia, Maryland 21046. The attached notice of annual meeting and this proxy statement describe the business we will conduct at the annual meeting and provide information about us that you should consider when you vote your shares.

At the annual meeting, two persons will be elected as Class III directors. In addition, we will ask stockholders to approve an amendment to our Certificate of Incorporation to reduce the number of shares of our authorized stock from 101,000,000 shares, divided into 100,000,000 shares of common stock and 1,000,000 shares of preferred stock, to 50,000,000 shares of stock, divided into 49,000,000 shares of common stock and 1,000,000 shares of preferred stock, and to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2011. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the annual meeting.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that your shares are represented. Therefore, when you have finished reading the proxy statement, you are urged to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Sincerely,
Thomas P. Rosato Chief Executive Officer

FORTRESS INTERNATIONAL GROUP, INC.
7226 Lee DeForest Drive, Suite 209
Columbia, Maryland 21046
(410) 423-7438

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 2, 2011

To the Stockholders
of Fortress International Group, Inc.:

NOTICE IS HEREBY GIVEN that the 2011 annual meeting of Fortress International Group, Inc. will be held on June 2, 2011 (the “Annual Meeting”), for the following purposes:

1. To elect Messrs. John Morton, III and Thomas P. Rosato as two Class III directors to serve three-year terms expiring in 2014;

2. To approve an amendment to our Certificate of Incorporation to reduce the number of shares of our authorized stock from 101,000,000 shares, divided into 100,000,000 shares of common stock and 1,000,000 shares of preferred stock, to 50,000,000 shares of stock, divided into 49,000,000 shares of common stock and 1,000,000 shares of preferred stock.

3. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

4. To transact such other business as may properly presented before the Annual Meeting and any adjournments or postponements thereof.

Only those holders of our common stock of record as of the close of business on April 28, 2011, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at our offices at 7226 Lee DeForest Drive, Suite 209, Columbia, Maryland 21046.

A total of 14,656,980 shares of our common stock were issued and outstanding as of that record date. Each share of our common stock entitles its holder to one vote. Cumulative voting of shares of common stock is not permitted.

All stockholders are cordially invited to attend the Annual Meeting. At least a majority of all issued and outstanding shares of common stock on the record date is required to constitute a quorum. Accordingly, whether you plan to attend the Annual Meeting or not, we ask that you complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

BY ORDER OF THE BOARD OF DIRECTORS
Thomas P. Rosato Chief Executive Officer

i

FORTRESS INTERNATIONAL GROUP, INC.
7226 Lee DeForest Drive, Suite 209
Columbia, Maryland 21046
(410) 423-7438

PROXY STATEMENT
2011 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me this Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2011 Annual Meeting of Stockholders and any adjournments or postponements of the meeting to be held at 10:00 a.m., Eastern Daylight Time, on Thursday, June 2, 2011, at 7226 Lee DeForest Drive, Suite 209, Columbia, Maryland 21046. This proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 2, 2011. The proxy statement and annual report to security holders are available at http://www.cstproxy.com/thefigi/2011.

On or around April 29, 2011, we began sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card to all stockholders entitled to vote at the meeting. Although not part of this proxy statement, we are also sending along with this proxy statement, our 2010 Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2010. You can also find a copy of this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2010 at http://www.cstproxy.com/thefigi/2011.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on April 28, 2011 are entitled to vote at the annual meeting. On this record date, there were 14,656,980 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting. A stockholder may revoke a proxy before the proxy is voted by providing a signed statement of revocation or a duly executed proxy card bearing a later date to us at 7226 Lee DeForest Drive, Suite 209, Columbia, Maryland 21046, Attention: Timothy C. Dec, Chief Financial Officer. Any stockholder who has executed a proxy card but attends the meeting in person may revoke the proxy and vote at the meeting.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004, or you have stock certificates, you may vote:

•	By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.
•	In person at the meeting. If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•	By mail. You will receive instructions from your bank, broker or other nominee explaining how to vote your shares.
•	In person at the meeting. Contact the bank, broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of Messrs. John Morton, III and Thomas P. Rosato as Class III directors; and
•	“FOR” the amendment to our Certificate of Incorporation reducing the number of authorized stock from 101,000,000 shares, divided into 100,000,000 shares of common stock and 1,000,000 shares of preferred stock, to 50,000,000 shares of stock, divided into 49,000,000 shares of common stock and 1,000,000 shares of preferred stock; and
•	“FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2011.

If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Revoke My Proxy?

If you give us your proxy, you may revoke it at any time before the meeting. You may revoke your proxy in any one of the following ways:

•	signing a new proxy card and submitting it, as instructed above;
•	notifying us at 7226 Lee DeForest Drive, Suite 209, Columbia, Maryland 21046, Attention: Thomas P. Rosato, Chief Executive Officer, in writing before the annual meeting that you have revoked your proxy; or
•	attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy, unless you specifically request it.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Return My Proxy Card?

If your shares are registered in your name or if you have stock certificates, your shares will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under “How Do I Vote?”

If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee has the authority to vote your unvoted shares on Proposal 3, even if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your bank, broker or other nominee cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter, this is referred to as a “broker non-vote.”

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Two Class III Directors	The affirmative vote of a plurality of the shares of common stock cast by stockholders present in person or represented by proxy at the annual meeting is required to elect Messrs. John Morton, III and Thomas P. Rosato, the nominees for election as Class III directors. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from one of the nominees. Votes that are withheld will not be included in the vote for the election of directors. Banks, brokers, and other nominees do NOT have the authority to vote your uninstructed shares in the election of directors. If you hold your shares in street name and you do not instruct your bank, broker, or other nominee how to vote your shares in the election of directors, no votes will be cast on your behalf. Broker non-votes will have no effect on the outcome of the election.
Proposal 2: Approve the amendment to our Certificate of Incorporation to reduce the number of authorized shares of stock	The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the annual meeting is required to approve the amendment to our Certificate of Incorporation to reduce the number of authorized shares of stock from 101,000,000 shares, divided into 100,000,000 shares of common stock and 1,000,000 shares of preferred stock, to 50,000,000 shares of stock, divided into 49,000,000 shares of common stock and 1,000,000 shares of preferred stock. Banks, brokers, and other nominees do NOT have the authority to vote your uninstructed shares for the approval of the amendment. If you hold your shares in street name and you do not instruct your bank, broker, or other nominee how to vote your shares in the approval of the amendment, no votes will be cast on your behalf. Abstentions and broker non-votes will be treated as shares represented at the meeting and will have the same effect as votes against this proposal.
Proposal 3: Ratify the Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the annual meeting is required to ratify the appointment of the independent registered public accounting firm. Abstentions will be treated as shares represented at the meeting and will have the same effect as votes against this proposal. Banks, brokers, and other nominees have discretionary authority to vote customers’ uninstructed shares held by the firms in street name on this proposal. We are not required to obtain the approval of our stockholders to appoint our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2011, our Audit Committee of our Board of Directors will reconsider its appointment.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Election, Continental Stock Transfer & Trust Company, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock as of the record date is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The annual meeting will be held at 10:00 a.m., Eastern Daylight Time, on Thursday, June 2, 2011, at our corporate offices at 7226 Lee DeForest Drive, Suite 209, Columbia, Maryland 21046. When you arrive at our offices, signs will direct you to the appropriate meeting rooms. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows us, or your broker, to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If you do not wish to participate in “householding” and would like to receive your own set of our annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another stockholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•	If your shares are registered in your own name, please contact our transfer agent, Continental Stock Transfer & Trust Company, and inform them of your request by calling them at 212.509.4000 ext. 206, or by e-mail at cstmail@continentalstock.com, or writing them at 17 Battery Place, New York, NY 10004.
•	If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 28, 2011 for (a) the executive officers named in the Summary Compensation Table on page 12 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group, and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 14,656,980 shares of common stock outstanding on April 28, 2011. Unless otherwise indicated, the address for each director and current executive officer is c/o Fortress International Group, Inc., 7226 Lee DeForest Drive, Suite 209, Columbia, Maryland 21046.

	Beneficially Owned	Ownership
Directors and Executive Officers
Harvey L. Weiss	648,000	4.4%
Thomas P. Rosato(1)	2,229,341	15.2%
Gerard J. Gallagher(2)	2,306,747	15.4%
Asa Hutchinson(3)	180,000	1.2%
Timothy C. Dec(4)	326,905	2.2%
William L. Jews(5)	78,416	*
John Morton, III(5)	68,416	*
All directors and officers combined as a group (7 persons)(6)	5,837,825	38.9%
5% Stockholders
Paul D. Sonkin	1,378,926	9.4%
Norman H. Pessin(8)	929,284	6.3%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	Includes 102,564 shares of restricted stock that are subject to forfeiture.
(2)	Includes 102,564 shares of restricted stock that are subject to forfeiture and 366,667 shares issuable upon the conversion of a note held by Mr. Gallagher.
(3)	Includes 23,334 shares of restricted stock that are subject to forfeiture.
(4)	Includes 263,410 shares of restricted stock that are subject to forfeiture.
(5)	Includes 23,334 shares of restricted stock that are subject to forfeiture.
(6)	Includes 538,540 shares of restricted stock that are subject to forfeiture and 366,667 shares issuable upon conversion of a note.
(7)	Derived from the Schedule 13D filed jointly by Paul D. Sonkin, The Hummingbird Value Fund, L.P. (“HVF”), The Tarsier Nanocap Value Fund, L.P., Hummingbird Management, LLC (“Hummingbird”) and Hummingbird Capital, LLC (“Hummingbird Capital”) on April 22, 2010. According to the Schedule 13D, HVF is deemed to have sole voting and disposition power with respect to 1,153,664 shares. Hummingbird is the investment manager of HVF, and Hummingbird Capital is the general partner of Hummingbird. Mr. Sonkin is the managing member of Hummingbird Capital and Hummingbird. Each of the reporting persons specifically disclaims beneficial ownership of any shares that are not directly owned by that reporting person. The business address of Mr. Sonkin and the foregoing entities is 145 East 57th Street, 8th Floor, New York, New York 10022.
(8)	Derived from a Schedule 13D filed by Norman H. Pessin on April 5, 2010. Mr. Pessin’s business address is 366 Madison Avenue, 14th Floor, New York 10017.

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

Our Certificate of Incorporation and Amended and Restated Bylaws provide that our business is to be managed by or under the direction of our Board of Directors. We do not have a policy as to whether the role of Chief Executive Officer and Chairman of the Board of Directors should be separate or combined or whether the Chairman of the Board of Directors should be a management or non-management director. Since December 3, 2008, Mr. John Morton, III, who is an “independent director” as defined by the rules of The NASDAQ Stock Market, LLC, has served as the Chairman of the Board of Directors. Our Board of Directors has determined that this leadership structure is appropriate given the ongoing business relationships with certain businesses owned by Mr. Rosato, a member of our Board of Directors and our Chief Executive Officer, and Mr. Gallagher, a member of our Board of Directors and our President and Chief Operating Officer, that may create actual or potential conflicts of interest between us and those executives.

In accordance with our Certificate of Incorporation, our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of six members, classified into three classes as follows:

•	Messrs. John Morton, III and Thomas P. Rosato constitute a class with a term ending at the 2011 annual meeting of stockholders; and
•	Messrs. Gerard J. Gallagher and Asa Hutchinson constitute a class with a term ending at the 2012 annual meeting of stockholders; and
•	Messrs. William L. Jews and Harvey L. Weiss constitute a class with a term ending at the 2013 annual meeting of stockholders.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Our Board of Directors has voted to nominate John Morton, III and Thomas P. Rosato for election at the 2011 annual meeting for a term of three years to serve until the 2014 annual meeting of stockholders and until their respective successors have been elected and qualified, or until their earlier death, resignation or removal.

Set forth below are the names of the persons nominated as directors, and our current directors whose terms do not expire this year, their ages, their offices in the company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors, the names of other public companies in which such persons have held directorships during the past five years, and the experience, qualifications, attributes and skills that support the conclusion that these persons should serve as members of our Board of Directors.

Name	Age	Position with the Company
John Morton, III*(1)(2)	67	Chairman
Harvey L. Weiss	68	Vice-Chairman
Thomas P. Rosato	59	Chief Executive Officer and Director
Gerard J. Gallagher	54	President, Chief Operating Officer and Director
Asa Hutchinson*(1)(2)	60	Director
William L. Jews*(1)(2)	59	Director

*	Non-employee director.
(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee

John Morton, III, age 67, has served as our Chairman since December 2008 and as a Director since January 2007. Prior to his election as a Director, Mr. Morton had served as a director of Broadwing Corp. from April 2006 until January 2007, when Broadwing Corp. was acquired by Level 3 Communications, Inc. Prior to that, Mr. Morton had served as President of Premier Bank, Bank of America until his retirement in September 2005 and was a member of Bank of America’s Management Operating Committee. From 1997 to 2001, Mr. Morton served as President of Mid-Atlantic Region, Bank of America. Prior to assuming the Regional President position, Mr. Morton was President of the Private Client Group from 1996 to 1997. From 1994 to 1996, he was Chairman, Chief Executive Officer and President of The Boatmen’s National Bank of St. Louis. From 1993 to 1994, he was Chief Executive Officer and President of Farm and House Financial Corporation. From 1990 to 1991, Mr. Morton served as Perpetual Financial Corporation’s Chairman, Chief Executive Officer and President. Mr. Morton was a member of the Executive Committee of the Federal City Council in Washington D.C. and a former Chairman of the Greater Baltimore Committee in Baltimore and currently serves as a member of the board of directors of Boston Private Financial Holdings and Barry-Wehmiller Companies. In addition, Mr. Morton currently serves as the Chairman of the Maryland Stadium Authority. Mr. Morton holds a Bachelor of Science from the U.S. Naval Academy and a Master in Business Administration from Harvard University. He served in the U.S. Navy as a lieutenant aboard the nuclear submarine U.S.S. George Washington Carver. Throughout his career, Mr. Morton has been responsible for the growth and management of various sophisticated financial institutions both in his role as an executive and a director, which experience and knowledge are important assets to our Board of Directors.

Harvey L. Weiss, age 68, has served as our Vice-Chairman of the Board since December 2008 and prior to that he had served as Chairman of the Board from the closing of our acquisition of TSS/Vortech on January 19, 2007. From our inception through the closing of TSS/Vortech, Mr. Weiss had served as our Chief Executive Officer, President and a member of our Board. He has over 35 years of experience in the information technology and security market place. From 2002 to August 1, 2004, Mr. Weiss was the Chief Executive Officer and President of System Detection, Inc., a software security company. From 2000 to 2002, he served as President of Engineering Systems Solutions, Inc., a security and biometrics integration firm. During 1999, Mr. Weiss was the Chief Executive Officer and President of Global Integrity Corporation, a SAIC subsidiary specializing in information security and served as a Director until the company was sold in 2002. From 1996 to 1998, until sold to Network Associates, Inc., Mr. Weiss was President of the Commercial Division, Secretary and Director of Trusted Information Systems, Inc., a NASDAQ-listed security network company. Prior to that time, from 1994 to 1996, Mr. Weiss served as President of Public Sector Worldwide Division for Unisys Corporation. From 1991 to 1993, Mr. Weiss was the Vice President of Sales and the President and Chief Operating Officer of Thinking Machines Corporation, a massively parallel processing company. Prior to that time, he served in various senior capacities in Digital Equipment Corporation. Mr. Weiss serves on the Board of Vision Technologies, a manufacturer of optical and thermal imaging cameras, and is a trustee of Capitol College. Mr. Weiss received a Bachelor of Science in Mathematics from the University of Pittsburgh. Mr. Weiss’ significant experience in sales, operations, and executive leadership of various companies in the information technology and security market place provides our Board of Directors with significant insight into all of the facets of a successful company in our industry.

Thomas P. Rosato, age 59, became a Director and our Chief Executive Officer upon our acquisition of TSS/Vortech on January 19, 2007. Mr. Rosato has over 27 years of experience in mission-critical service businesses. Since 2002, he has served as the co-founder and chief executive officer of TSS and the co-founder and chief executive officer of Vortech. From 1998 to 2001, Mr. Rosato served as the President — Group Maintenance of America/Encompass Services Corporation, National Accounts Division. From 1995 to 1998, he served as the founder and President of Commercial Air, Power & Cable, Inc. From 1980 to 1995, he served in various capacities at Com-Site Enterprises, most recently as Chief Financial Officer and Chief Operating Officer. Mr. Rosato started his career in 1973 as an accountant at Coopers & Lybrand, becoming a certified public accountant in 1976. Mr. Rosato received a Bachelor of Science in Accounting from Temple University. Mr. Rosato’s career-long experience in owning and operating mission-critical services businesses, as well as his accounting and financial experience, provides our Board of Directors with practical knowledge regarding the day-to-day operations of the Company.

Gerard J. Gallagher, age 54, became a Director and our President and Chief Operating Officer upon our acquisition of TSS/Vortech on January 19, 2007. Mr. Gallagher has more than 27 years of experience in mission-critical fields. Since 2002, he has served as the co-founder and President of TSS and the co-founder and President of Vortech. From 1998 to 2001, Mr. Gallagher served as the President of the Total Site Solutions division of Encompass Services Corp. From 1997 to 1998, he served as the President of the Total Site Solutions division of Commercial Air, Power & Cable, Inc. From 1991 to 1997, he served as the Chief Facilities Operations and Security Officer of the International Monetary Fund. From 1980 to 1991, Mr. Gallagher served in various capacities at Com Site International, most recently as Senior Vice President of Engineering and Sales. Mr. Gallagher received a Bachelor of Science in Fire Science from the University of Maryland and a Bachelor of Science in Organizational Management (Summa Cum Laude) from Columbia Union College. Mr. Gallagher provides our Board of Directors insight into the ownership and operation of mission-critical services business and perspective related to industry trends, technical innovations, operational matters, marketing, and sales.

Asa Hutchinson, age 60, has served as a Director since January 2007. Prior to his election as a Director, Mr. Hutchinson had acted as our special advisor. Mr. Hutchinson was one of the original leaders of the Department of Homeland Security serving as Undersecretary for Border and Transportation Security for the first two years of the Department’s history. Mr. Hutchinson served three terms in the United States House of Representatives from the 3rd Congressional District of Arkansas (1997 – 2001) and as Administrator of the Drug Enforcement Administration (2001 – 2003). Since 2005, Mr. Hutchinson has been engaged in the homeland security law practice in Rogers, Arkansas, and he is also a law partner in the firm of AH Law Group PLC. Mr. Hutchinson is also the principal of Hutchinson Group, a consulting firm that provides homeland security counsel for companies. He also serves as a director of Pinkerton Government Services and Intergraph Government Solutions. Also, Mr. Hutchinson is formerly a director of Secure America Acquisition Corporation and IdentiPHI, Inc. Mr. Hutchinson received a Bachelor of Science from Bob Jones University and a Juris Doctor from the University of Arkansas School of Law. Mr. Hutchinson’s management experience as the head of large government agencies, as well as his experience as a lawyer, provides important insight to our Board of Directors and committees.

William L. Jews, age 59, has served as a Director since April 24, 2007. Mr. Jews served as President and Chief Executive Officer of CareFirst, Inc., a health care insurer and the seventh largest Blue Cross Blue Shield Plan, from 1993 to December 2006. During this period, Mr. Jews was also President and Chief Executive Officer of Blue Cross Blue Shield of Maryland and the Blue Cross and Blue Shield Plan of the National Capital area and Chief Executive Officer of the Delaware Blue Cross and Blue Shield Plan. From 1990 to 1993, Mr. Jews was President and Chief Executive Officer of Dimensions Health Corporation, a multi-faceted healthcare corporation based in Landover, Maryland. From 1979 to 1990, Mr. Jews was President and Chief Executive Officer of Liberty Medical Center, Inc., of Baltimore MD. Mr. Jews is currently the Chairman of the board of directors of The Ryland Group, Inc. and serves on the boards of KCI Technologies, Inc. and Choice Hotels International. Mr. Jews is formerly a director of Camden Learning Corporation. Mr. Jews received a Bachelor of Arts Degree from The Johns Hopkins University and a Master from Morgan State University. Mr. Jews experience as an executive and director of various well-known companies in diverse industries provides a broad perspective to our Board of Directors.

The Board of Directors has adopted the director independence standards of The NASDAQ Stock Market, LLC. Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with the company, either directly or indirectly. Based upon this review, our Board of Directors has determined that the following current non-employee members of the Board of Directors are “independent directors” as defined by The NASDAQ Stock Market, LLC and has no relationship with us, except as a director and/or stockholder: Asa Hutchinson, John Morton, III, and William L. Jews.

Role in Risk Oversight

As part of its general responsibility to manage our business, the Board of Directors has oversight responsibility with respect to risk management. The Board of Directors has delegated primary responsibility for risk oversight and the monitoring of our significant areas of risk to the Audit Committee. In accordance with its charter, the Audit Committee inquires of management and our independent registered accounting firm about significant risks or exposures to risks and discusses guidelines and policies to govern the steps management has taken to minimize these risks. The Audit Committee regularly reports the results of these inquiries and discussions to our Board of Directors.

Committees of the Board of Directors and Meetings

Meeting Attendance

Although we do not have any formal policy regarding director attendance at our annual meetings, we will attempt to schedule our annual meetings so that all of our directors can attend. The majority of our directors attended the 2010 annual meeting either in person or telephonically. During 2010, the Board of Directors met nine times. During the fiscal year ended December 31, 2010, all of our directors attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors on which they served.

Audit Committee

Our Audit Committee currently has three members, William L. Jews (Chairman), Asa Hutchinson, and John Morton, III. Our Audit Committee’s role and responsibilities are set forth in a written charter and include the authority to retain and terminate the services of our independent registered public accounting firm, review annual financial statements, review quarterly financial statement, consider matters relating to accounting policy and internal controls and review the scope of annual audits. The Audit Committee met four times in 2010.

All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and The NASDAQ Stock Market, LLC, as such standards apply specifically to members of audit committees. The Board has determined that Mr. Jews is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

A copy of the Audit Committee’s written charter is publicly available on our website at www.thefigi.com.

Compensation Committee

Our Compensation Committee currently has three members, Asa Hutchinson (Chairman), William L. Jews, and John Morton, III. Our Compensation Committee reviews, approves and makes recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. The Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer, President and Chief Operating Officer, and Chief Financial Officer and conducts its decision-making process with respect to their compensation without the Chief Executive Officer, President and Chief Operating Officer, and Chief Financial Officer present. These decisions are subject to ratification by our Board of Directors. All members of the Compensation Committee qualify as independent directors under the definition promulgated by The NASDAQ Stock Market, LLC. The Compensation Committee met six times in 2010.

The Compensation Committee has the responsibility to:

•	review, modify and approve our overall compensation strategy;
•	recommend to the Board of Directors the compensation and terms of employment of our executive officers, including Thomas P. Rosato, our Chief Executive Officer, Gerard J. Gallagher, our President and Chief Operating Officer, and Timothy C. Dec, our Chief Financial Officer, and to evaluate their respective performance in light of relevant goals and objectives;
•	review and recommend to our Board of Directors the type and amount of compensation to be paid or awarded to the members of our Board of Directors;
•	recommend to our Board of Directors the adoption, amendment and termination of any bonus, equity and other deferred compensation plans, including the 2006 Omnibus Incentive Compensation Plan;
•	determine appropriate insurance coverage for our executive officers and directors; and
•	review, discuss and assess its own performance at least annually.

Our Compensation Committee approves and makes recommendations to our Board of Directors with respect to the compensation for our executive officers (other than Mr. Rosato) with the advice of Mr. Rosato and/or one or more other executive officers designated by Mr. Rosato. Although the Compensation Committee receives information and recommendations regarding the design and level of compensation for the executive officers from management, the Compensation Committee makes the final recommendations to the Board of Directors as to the design and compensation levels for the executive officers. To the extent we enter into employment agreements with our executive officers, those agreements would be subject to negotiation between us and the applicable executive officer. The Compensation Committee did not engage a compensation consultant in 2010.

A copy of the Compensation Committee’s written charter is publicly available on our website at www.thefigi.com.

Nominations for Directors

We do not currently have a standing Nominating Committee since our Board of Directors determined that Messrs. Morton, Hutchinson and Jews, the independent members of the Board of Directors, adequately fulfill the obligations of a nominating committee without the need of incurring additional costs of committee meetings.

The Board of Directors considers recommendations of potential candidates from current directors, management and stockholders. Stockholders’ nominations for directors must be made in writing and must include the following information:

•	the name, age, business address, and residence address of the nominee;
•	the principal occupation or employment of the nominee;
•	the number of shares of our common stock that are beneficially owned by the nominee;
•	any other information relating to the nominee that is required to be disclosed in the solicitations for proxies for the election of directors under the rules and regulations of the Securities and Exchange Commission;
•	the name and record address of the stockholder making the nomination; and
•	the number of shares of common stock that are beneficially owned by the stockholder making the nomination.

Nominations by stockholders must be delivered to or mailed and received at our headquarters address listed below, and generally must be received no later than 60 days nor earlier than 90 days prior to the meeting. However, in the event that less than 75 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholders to be timely must be received no later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.

Secretary of Fortress International Group, Inc.
7226 Lee DeForest Drive, Suite 209
Columbia, Maryland 21046

If a vacancy were to occur on the Board of Directors or if the Board were to increase the number of directors, the Board of Directors would identify potential candidates to fill the vacancy. Although there are no specific qualifications and standards that must be met by a candidate or any specific qualities or skills that a candidate must possess, the Board of Directors would evaluate a candidate on a wide variety of factors. These factors include the candidate’s background and qualifications, diversity and business experience, and commitment to serving on the Board of Directors and its committees. It is preferable that candidates have a reputation for sound business judgment and integrity and inspire trust and confidence in the other directors. The Board of Directors does not have a formal policy regarding diversity in identifying candidates but rather considers diversity among the various factors relevant to any particular candidate.

Stockholder Communications to the Board

Stockholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Chairman of the Board of Directors at 7226 Lee DeForest Drive, Suite 209, Columbia, Maryland 21046. Communications will be distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board of Directors may be excluded, such as:

•	junk mail and mass mailings,
•	resumes and other forms of job inquiries,
•	surveys, or
•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Executive Officers

Set forth below is information as of April 29, 2011 about our Chief Executive Officers, Timothy C. Dec, our only executive officer who is not also director. We have an employment agreement with Mr. Dec, a description of which is included elsewhere in this proxy statement.

Name	Age	Position
Timothy C. Dec	52	Chief Financial Officer

Timothy C. Dec, age 52, was appointed as Chief Financial Officer of the company, effective August 20, 2007. Prior to his appointment and since June 2006, Mr. Dec was the Chief Financial Officer of Presidio Networked Solutions Inc., the nation’s largest independent value-added solutions provider that offers a wide range of Cisco-centric network infrastructure and collaborative solutions. From 1999 until May 2006, Mr. Dec was Senior Vice President, Chief Accounting Officer & Treasurer of Broadwing Corporation, a NASDAQ listed telecommunications company. Broadwing Corp was acquired by Level 3 Inc in 2007. From 1997 to 1999, Mr. Dec was Director of Accounting and Administration for Thermo Trilogy Corporations, a subsidiary of AMEX listed Thermo Electron Company. Earlier in his career, Mr. Dec held finance and accounting related positions at North American Vaccine, Inc. an AMEX listed company engaged in the research, development and manufacturing of vaccines, privately held general contractor Clark Construction and Intertek Services International, LTD, a division of Inchcape Group, a multinational public company based in London, England. Mr. Dec holds a Bachelor of Science degree in Accounting from Mount Saint Mary’s University in Emmitsburg, Maryland, and a Masters of Business Administration from American University in Washington DC. He is a Certified Public Accountant.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table shows the total compensation paid or accrued during the last three fiscal years ended December 31, 2010, 2009 and 2008 to (1) our Chief Executive Officer, (2) our President and Chief Operating Officer, (3) our Chief Financial Officer, and (4) our Vice-Chairman (collectively, the “named executive officers”).

		Annual Compensation
Name and Principal Position(s)	Year	Salary	Bonus(1)	Stock Awards(2)	All Other Compensation		Total
Thomas P. Rosato Chief Executive Officer	2010	$167,465	$9,000	—	—		$176,465
	2009	249,939	—	$67,692	$2,382		320,013
	2008	384,411	—	—	147,172		531,583
Gerard J. Gallagher President and Chief Operating Officer	2010	$166,385	—	—	$322,502	(3)	$488,887
	2009	248,863	—	$67,692	2,381		318,936
	2008	386,047	—	—	256,244		642,291
Timothy C. Dec Chief Financial Officer	2010	$197,163	$18,000	$241,200	$2,155	(4)	$458,518
	2009	229,632	—	31,951	4,285		265,868
	2008	208,834	55,000	38,000	6,835		308,669
Harvey L. Weiss Vice-Chairman	2010	$92,608	—	—	—		$92,608
	2009	89,567	—	—	$759		90,326
	2008	144,561	—	—	28,224		172,785

(1)	The 2010 bonuses were paid under an incentive bonus plan approved by our Board of Directors. Under that plan, a bonus pool was established based on our performance in 2010. The awards payable to Messrs. Rosato and Dec were based on our profitability in 2010 and, in the case of Mr. Dec, the management of selling, general, and administrative expenses and an evaluation of Mr. Dec’s individual performance. Mr. Rosato waived a portion of the 2010 bonus that he otherwise earned under the incentive bonus plan, and Mr. Gallagher waived the entire amount of his bonus.
(2)	Amounts shown are the grant date fair value of restricted stock awards. The grant date fair value of the 180,000 shares of restricted stock granted to Mr. Dec in 2010 is based on the closing price per share of our common stock on the grant date, which was $1.34 per share on December 17, 2010. With respect to the 2010 award, 30,000 shares of restricted stock vest on each of the first and second anniversaries of the grant date, and 120,000 shares vest on the third anniversary of the grant date.
(3)	Represents interest paid to Mr. Gallagher under a promissory note held by Mr. Gallagher.
(4)	Represents life insurance premiums paid by the Company.

Outstanding Equity Awards at 2010 Fiscal Year End

The following table provides information about all outstanding restricted stock and restricted stock unit awards held by the named executive officers at December 31, 2010.

Name	Number of Shares/Units of Stock That Have Not Vested		Market Value of Shares/Units of Stock That Have Not Vested(1)
Thomas P. Rosato	102,564	(2)	$140,313
Gerard J. Gallagher	102,564	(2)	140,313
Timothy C. Dec	263,410	(3)	360,872

(1)	The market value of the stock awards is determined by multiplying the number of shares times $1.37, the closing price of our common stock on the OTCQB Marketplace on December 31, 2010, the last day of our fiscal year.

(2)	These shares of restricted stock vest if the officer remains employed by the company on August 20, 2011, upon a change-in-control of the company, or upon a termination of the executive officer’s employment without cause.
(3)	The shares of restricted stock vest upon a change-in-control of the company or the termination by the company of Mr. Dec’s employment without cause. 10,000 shares of the restricted stock vest when the company obtains a bank line of credit, provided that Mr. Dec is employed by the company on the vesting date. The remaining shares of restricted stock vest if Mr. Dec is employed by the company on the following dates:

August 20, 2011	December 17, 2011	December 31, 2011	December 17, 2012	December 17, 2013
48,410	30,000	25,000	30,000	120,000

Pension Benefits

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during the fiscal year ended December 31, 2010.

Nonqualified Deferred Compensation

Our named executive officers did not earn any nonqualified deferred compensation benefits from us during the fiscal year ended December 31, 2010.

Employment Agreements

Employment Agreement with Thomas P. Rosato

On January 19, 2007, we entered into an employment agreement with Thomas P. Rosato, which was subsequently amended on August 26, 2008. Pursuant to the employment agreement, Mr. Rosato agreed to serve as our Chief Executive Officer for an initial period of three years, which we have extended on a year-to-year basis on each of January 19, 2010 and January 19, 2011. Mr. Rosato’s current base compensation is $200,000. Mr. Rosato is also eligible to receive an annual bonus of up to 50% of his then applicable base compensation (the amount of the bonus and the criteria for the bonus to be determined by the Board). In addition to base compensation and bonus eligibility, Mr. Rosato is entitled to receive vacation, health insurance, and other benefits as generally made available to our other executives. If we terminate Mr. Rosato’s employment for reasons other than “Cause” or Mr. Rosato terminates his employment for “Good Reason” (as those terms are defined in the employment agreement), Mr. Rosato is entitled to receive amounts equal to his base compensation (as and on the terms otherwise payable) and a portion of any elected COBRA coverage for twelve months from the date of termination.

Employment Agreement with Gerard J. Gallagher

On January 19, 2007, we entered into an employment agreement with Gerard J. Gallagher, which was subsequently amended on August 26, 2008, and February 28, 2010. Pursuant to the employment agreement, Mr. Gallagher agreed to serve as our President and Chief Operating Officer for an initial period of three years, which we have extended on a year-to-year basis on each of January 19, 2010 and January 19, 2011. Mr. Gallagher’s current base compensation is $200,000. Mr. Gallagher is also eligible to receive an annual bonus of up to 50% of his then applicable base compensation (the amount of the bonus and the criteria for the bonus to be determined by the Board). In addition to base compensation and eligibility for a bonus, Mr. Gallagher is entitled to receive vacation, health insurance and other benefits as generally made available to our other executives. If we terminate Mr. Gallagher’s employment for reasons other than “Cause” or Mr. Gallagher terminates his employment for “Good Reason” (as those terms are defined in the employment agreement), Mr. Gallagher is entitled to receive amounts equal to his base compensation (as and on the terms otherwise payable) and a portion of any elected COBRA coverage for twelve months from the date of termination.

Employment Agreement with Timothy C. Dec

On August 6, 2007, we entered into an employment agreement with Timothy C. Dec, which was subsequently amended on August 26, 2008. Pursuant to the employment agreement, Mr. Dec agreed to serve as our Chief Financial Officer and will be responsible for our finance, accounting and treasury functions for an initial period ending on August 20, 2010, which we have extended on a year-to-year basis beginning on such date. Mr. Dec’s current base compensation is $200,000 per year. Mr. Dec is also eligible to receive an annual bonus of up to 50% of his then applicable base compensation (the amount of the bonus and the criteria for the bonus to be determined by the Board of Directors). In addition to base compensation, eligibility for a bonus, and equity compensation (i) we will pay the premiums on a life insurance policy, and (ii) Mr. Dec is otherwise entitled to receive vacation, health insurance, and other benefits as generally made available to our other executives. If we terminate Mr. Dec’s employment for reasons other than “Cause” or Mr. Dec terminates his employment for “Good Reason” (as those terms are defined in the employment agreement) or Mr. Dec’s employment is terminated pursuant to a “Change of Control” (as defined in the employment agreement), Mr. Dec is entitled to receive his base compensation, as and when it would otherwise be payable if his employment had not been terminated, and a portion of any elected COBRA coverage for twelve months from the date of termination.

Employment Agreement with Harvey L. Weiss

On January 19, 2007, we entered into an employment agreement with Harvey L. Weiss, which was subsequently amended on August 26, 2008. The term of the employment agreement was initially three years, which we extended two years through January 19, 2012. Mr. Weiss currently serves as our vice-chairman, his base compensation is $100,000 per year, and Mr. Weiss is eligible to receive an annual bonus of up to $100,00 (the amount of the bonus and the criteria for the bonus to be determined by the Board of Directors). In addition to base compensation and eligibility for a bonus, (i) Mr. Weiss is entitled to a referral fee equal to 5% of the “Gross Profits” (as defined in the Employment Agreement) attributable to any client or customer (other than the federal government, or any agency or subdivision thereof) identified by Mr. Weiss to us or our subsidiaries, and (ii) Mr. Weiss is otherwise entitled to receive vacation, health insurance, and other benefits as generally made available to our other executives. If we terminate Mr. Weiss’ employment for reasons other than “Cause” or Mr. Weiss terminates his employment for “Good Reason” (as those terms are defined in the Employment Agreement), Mr. Weiss is entitled to receive his base compensation as and when it would otherwise be payable if his employment had not been terminated for twenty-four (24) months from the date of termination. He also would be entitled to a reimbursement of a portion of any elected COBRA coverage for twelve months from the date of termination.

Potential Payments Upon Termination of Employment

Under their respective employment agreements, if we terminate Mr. Rosato’s, Mr. Gallagher’s, Mr. Dec’s or Mr. Weiss’s employment for reasons other than “Cause” or the executive terminates his employment for “Good Reason” (as those terms are defined in their respective employment agreement), each of the named executive officers is entitled to severance and health care payments as described in the following table. Additionally, under the terms of their respective restricted stock agreements, any unvested shares of restricted stock outstanding at the date of termination will vest and will no longer be subject to forfeiture.

	Severance	Health Care(3)	Restricted Stock	Total
Thomas P. Rosato(1)	$200,000	$10,642	$140,513	$351,155
Gerald J. Gallagher(1)	200,000	13,791	140,513	354,304
Timothy C. Dec(1)	200,000	13,791	360,872	574,663
Harvey L. Weiss(3)	200,000	10,642	—	210,642

(1)	Under their respective employment agreements, each of Mr. Rosato, Mr. Gallagher, and Mr. Dec is entitled to severance payments in an amount equal to his base compensation (as and on terms otherwise payable) for 12 months from the date of termination. The restricted stock awards are valued at $1.37 per share based on our closing stock price on December 31, 2010.
(2)	Under his employment agreement, Mr. Weiss is entitled to receive severance payments in an amount equal to his base compensation as and when it would otherwise payable if his employment had not been terminated from the date of termination through the expiration date of the employment period. If the termination occurs during the last 24 months of his employment, then the executive shall be entitled to receive amounts equal to base compensation (as and on terms otherwise payable) for 24 months from the date of termination.

(3)	Under their respective employment agreements, each of Mr. Rosato, Mr. Gallagher, Mr. Dec and Mr. Weiss is entitled to the reimbursement of a portion of any elected COBRA coverage for twelve months from the date of termination. We will pay a percentage of the premium for such COBRA health coverage equal to the percentage of the premium for health insurance coverage paid by the company on the date of termination.

Director Compensation

Each of our non-employee directors receives an annual retainer of $10,000 and $1,500 for each in-person Board of Directors meeting attended and $500 for each telephonic Board of Directors meeting attended. In addition, each member of the Audit Committee (except the chairman) receives an additional annual retainer of $5,000 and the chairman of the Audit Committee receives an additional annual retainer of $15,000. Each member of the Compensation Committee (except the chairman) receives an additional annual retainer of $2,500 and the chairman of the Compensation Committee receives an additional annual retainer of $7,500.

The Board of Directors has from time to time formed a special committee of the Board of Directors for the purpose of evaluating and approving certain transactions in which other directors may have an interest. Each member of a special committee receives $500 for each committee meeting attended.

We also compensate our non-employee directors with an annual grant of 10,000 shares of restricted stock. In June 2010, the 2010 grant was increased to 30,000 shares of restricted stock in recognition of the 50% reduction in cash fees payable to the non-employee directors that was approved in August 2008. The shares of restricted stock vest over a two-year period with one-third of the shares vesting on the grant date, and one-half of the balance of the shares vesting on the first and second anniversaries of the grant date, respectively.

In addition, each new members of the Board of Directors receives a one-time grant of restricted stock with an aggregate value of $100,000 based on the fair market value of our common stock on the grant date. These shares will vest over a three-year period, with one-third of the shares vesting on each of the first, second, and third anniversaries of the grant date. We had no new members who joined the Board of Directors in 2010.

On November 11, 2009, the Board of Directors, upon recommendation of the Compensation Committee, approved a monthly payment in the amount of $5,000 to Mr. Morton for his services as the Chairman of the Board of Directors. This payment became effective on December 1, 2009.

We also reimburse our directors for travel, lodging and other reasonable out-of-pocket expenses in connection with the attendance at Board, committees, and stockholder meetings, as well as for other reasonable expenses related to service on the Board. We do not maintain any pension, nonqualified defined contribution or other deferred compensation plans for our non-employee directors. The following table summarizes compensation earned by our non-employee directors during fiscal year 2010.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation	Total
Asa Hutchinson	$28,250	$49,500	—	$77,750
William L. Jews	34,000	49,500	—	83,500
John Morton, III	60,000	49,500	—	109,500

(1)	Amounts shown are the grant date fair value of restricted stock. The grant date fair value of the award is based on the closing price per share of our common stock on the grant date, which was $1.65 per share on June 22, 2010. Our non-employee directors held the following number of unvested shares of restricted stock as of December 31, 2010:

Director	Unvested Shares of Restricted Stock
Asa Hutchinson	23,334
William L. Jews	23,334
John Morton, III	23,334

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to the company’s equity compensation plan in effect as of December 31, 2010.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plan approved by security holders(1)	$-0-	$-0-	823,404

(1)	The 2006 Omnibus Incentive Compensation Plan is the only plan under which we award equity-based compensation.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of The NASDAQ Stock Market, has furnished the following report:

The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in a charter adopted by the Board of Directors, which is available on our website at www.thefigi.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm. In fulfilling its responsibilities for the financial statements for fiscal year ended December 31, 2010, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2010 with management and Grant Thornton LLP, our independent registered public accounting firm;
•	Discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit; and
•	Received written disclosures and the letter from Grant Thornton LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP communications with the Audit Committee and the Audit Committee further discussed with Grant Thornton LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Grant Thornton LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

Members of the Audit Committee:

William L. Jews (Chairman)
John Morton, III
Asa Hutchinson

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers, directors and 10% stockholders are required under Section 16(a) of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of these reports must also be furnished to us.

Based solely on our review of copies of reports furnished to us, or written representations that no reports were required, we believe that during 2010 our executive officers, directors and 10% stockholders complied with all filing requirements of Section 16(a) in a timely manner.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Restructuring of Gallagher Note

On February 28, 2010, we entered into agreements with Mr. Gerard J. Gallagher, our President and Chief Operating Officer, to restructure that certain Convertible Promissory Note, dated January 19, 2007, issued to Mr. Gallagher by us as consideration in connection with our acquisition of VTC, L.L.C. and Vortech, LLC. In connection with this restructuring, $1,250,000 of the principal balance due under the note was converted into 625,000 shares of our common stock at a conversion price of $2.00 per share. Those shares are subject to that certain Registration Rights Agreement between us and Mr. Gallagher.

As restructured, the principal balance due under the note is $2,750,000, and the interest rate is 4%. We paid $200,000 of interest accrued on the note prior to the restructuring on March 1, 2010, and we made additional payments of $40,000 of accrued interest on each of December 1, 2010, and January 1, 2011. The remaining amount of accrued interest was added to the principal balance effective January 1, 2011. We will pay interest only payments until April 1, 2012, and begin making eight principal payments in the amount of $125,000 each beginning on April 1, 2012. The remaining amount of principal and interest is due on April 1, 2014. The payment of all amounts due under the note is accelerated upon our change of control or the death of Mr. Gallagher. In connection with the restructuring of the note, Mr. Gallagher’s employment agreement was amended to increase his base salary to $200,000 effective September 1, 2010.

Related Party Transactions

Our Audit Committee in accordance with its written charter reviews and approves in advance all related party transactions greater than $25,000 and follows a pre-approved process for contracts with related party for less than $25,000.

We participate in transactions with the following entities affiliated through common ownership and management. The Audit Committee of the Board reviewed and approved in advance all of these related party transactions in accordance with its written charter.

S3 Integration LLC (S3 Integration) is owned 15% each by our Chief Executive Officer and President. S3 Integration provides commercial security systems design and installation services as a subcontractor to us.

Chesapeake Systems, LLC (Chesapeake Systems) was 9% owned and significantly indebted to our Chief Executive Officer until the sale of his equity interest and the satisfaction of his note on December 31, 2010. Chesapeake Systems is a manufacturers’ representative and distributor of mechanical and electrical equipment.

Chesapeake Mission Critical, LLC (Chesapeake MC) is 9% owned each by our Chief Executive Officer and President. Additionally, it is significantly indebted to our Chief Executive Officer. Chesapeake MC is a manufacturers’ representative and distributor of electrical equipment

CTS Services, LLC (CTS) is 9% owned by our Chief Executive Officer. CTS is a mechanical contractor that acts as a subcontractor to us for certain projects. In addition, CTS utilizes us as a subcontractor on projects as needed. On April 1, 2009, our Chief Executive Officer sold 46% of his interest in CTS, reducing his ownership to 9%.

L.H. Cranston Acquisition Group, Inc. (Cranston) was 25% owned by our Chief Executive Officer until the sale of his interest on February 28, 2009. Cranston is a mechanical, electrical and plumbing contractor that acts, directly or through its subsidiary L.H. Cranston and Sons, Inc., as subcontractor to us on a project-by-project basis.

Telco P&C, LLC (Telco P&C) is 55% owned by our Chief Executive Officer. Telco P&C is a specialty electrical installation company that acts as a subcontractor to us. We have also acted as a subcontractor to Telco as needed.

Chesapeake Tower Systems, LLC (Chesapeake) is owned 100% by our Chief Executive Officer. During the second quarter of 2009 and concurrent with an expiring leased facility, we entered into a new lease for approximately 20,000 square feet of combined office and warehouse space from Chesapeake. The lease commitment is for five years with a two-year renewal option. During the initial term, annual rent is $124,000 plus operating expenses. If we elect to extend the lease, annual rent increases by the greater of (a) fair market rental as defined in the lease, or (b) 3% increase in each year of the renewal term. Additionally, Chesapeake agreed to provide $150,000 for tenant improvements and relocation costs. We obtained an independent appraisal of the lease, which determined the lease to be of fair value.

TPR Group Re Three, LLC (TPR Group Re Three) is owned 50% each by our Chief Executive Officer and President. TPR Group Re Three leases office space to us under the terms of a real property lease to TSS/Vortech. We obtained an independent appraisal of the lease, which determined the lease to be at fair value.

The following tables set forth transactions that we have entered into with the above related parties for the years ended December 31, 2010 and 2009. It should be noted that revenue represents amounts earned on contracts with related parties under which we provide services and cost of revenue represents costs incurred in connection with related parties which provide services to us on contracts for our customers. Accordingly, a direct relationship to the revenue and cost of revenue information below by our company should not be expected.

	Twelve Months Ended December 31, 2010	Twelve Months Ended December 31, 2009
Revenue
CTS Services, LLC	$—	$40,519
Telco P&C, LLC	873,989	218,621
Chesapeake Mission Critical, LLC	23,255	179,320
Total	$897,244	$438,460
Cost of Revenue
CTS Services, LLC	$23,902	$1,888,139
Chesapeake Systems, LLC	—	—
Chesapeake Mission Critical, LLC	436,483	422,966
S3 Integration, LLC	662,075	379,400
LH Cranston & Sons, Inc.	—	118,099
Telco P&C, LLC	37,878	118,843
Total	$1,160,338	$2,927,447
Selling, general and administrative
Office rent paid on Chesapeake sublease agreement	$—	$136,538
Office rent paid on Chesapeake Tower Systems	143,111	83,367
Office rent paid to TPR Group Re Three, LLC	376,187	403,707
Total	$519,298	$623,612

	December 31, 2010	December 31, 2009
Accounts receivable/(payable):
CTS Services, LLC	$16,155	$104,065
CTS Services, LLC	1,400	(104,528)
Chesapeake Mission Critical, LLC	—	2,000
Chesapeake Mission Critical, LLC	—	(124,425)
Chesapeake Tower Systems, Inc.	—	—
Telco P&C, LLC	364,348	39,813
Telco P&C, LLC	(600)	(52,373)
LH Cranston & Sons, Inc.	—	—
S3 Integration, LLC	(25,924)	(3,425)
TPR Group RE Three, LLC	—	—
Total Accounts receivable	$381,903	$145,878
Total Accounts (payable)	$(26,524)	$(284,751)

PROPOSALS TO BE VOTED UPON BY STOCKHOLDERS
ELECTION OF DIRECTORS

(Notice Item 1)

Our Board of Directors has nominated John Morton, III and Thomas P. Rosato for election at the 2011 annual meeting of stockholders for a term of three years to serve until the 2014 annual meeting of stockholders, and until their respective successors have been elected and qualified, or until their earlier death, resignation or removal.

The Board of Directors currently consists of six members, classified into three classes as follows:

•	Messrs. John Morton, III and Thomas P. Rosato constitute a class with a term ending at the 2011 annual meeting of stockholders.
•	Messrs. Gerard J. Gallagher and Asa Hutchinson constitute a class with a term ending at the 2012 annual meeting of stockholders; and
•	Messrs. William L. Jews and Harvey L. Weiss constitute a class with a term ending at the 2013 annual meeting of stockholders.

At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

The Board of Directors has nominated Messrs. John Morton, III and Thomas P. Rosato for election at the 2011 Annual Meeting for a term of three years to serve until the 2014 Annual Meeting of Stockholders, and until their respective successors are elected and qualified, or until their earlier death, resignation or removal. The Class I directors, Messrs. Gerard J. Gallagher and Asa Hutchinson, and the Class II directors, Messrs. William L. Jews and Harvey L. Weiss, will serve until the Annual Meetings of Stockholders to be held in 2012 and 2013, respectively, and until their respective successors have been elected and qualified, or until their earlier death, resignation or removal.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Messrs. John Morton, III and Thomas P. Rosato. In the event that either nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted affirmatively at the annual meeting is required to elect each nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MESSRS. JOHN MORTON, III AND THOMAS P. ROSATO AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

AMENDMENT TO CERTIFICATE OF INCORPORATION
(Notice Item 2)

The stockholders are being asked to approve a proposed amendment to Section 4.1 of Article FOURTH of our Second Amended and Restated Certificate of Incorporation to decrease the number of authorized shares of capital stock from a total of 101,000,000 shares, divided into 100,000,000 shares of common stock and 1,000,000 shares of preferred stock, to a total of 50,000,000 shares, divided into 49,000,000 shares of common stock and 1,000,000 shares of preferred stock. The Board of Directors has adopted a resolution setting forth the proposed amendment, declaring its advisability and directing that the proposed amendment be submitted to our stockholders for their consideration and approval at the Annual Meeting. The Board of Directors believes it is desirable to decrease the number of authorized shares of our capital stock in order to reduce the amount of the Delaware franchise tax payable by us, which is determined, in part, by the number of our authorized shares of stock. The full text of the proposed amendment is attached to the proxy statement as Appendix A.

As of April 29, 2011, 14,656,980 shares of our common stock were outstanding and an additional 652,154 shares of common stock were reserved for issuance under our equity compensation plan. The Board of Directors believes that 50,000,000 shares of authorized common stock will provide us sufficient flexibility with regard to future financing and acquisition transactions, employee benefit plans, and other general corporate purposes. If the Board of Directors believes it to be in our best interest to issue shares of our authorized common stock in the future, the Board of Directors will retain the authority to determine the terms of the issuance and would not seek further authorization by vote of the stockholders except as required by applicable law.

The affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting is required to approve the amendment to our Second Amended and Restated Certificate of Incorporation. Unless authority to vote for this amendment is withheld, the shares represented by the enclosed proxy will be voted FOR the proposed amendment. If the proposed amendment is approved by the stockholders at the Annual Meeting, we will cause a Certificate of Amendment to our Second Amended and Restated Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware. We expect that such filing would be made promptly following the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A STOCKHOLDER.INDICATES OTHERWISE ON THE PROXY.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Notice Item 3)

The Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”), independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2011. The Board proposes that the stockholders ratify the appointment. Grant Thornton audited our financial statements for the fiscal years ended December 31, 2009, and 2010. We expect that representatives of Grant Thornton will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by Grant Thornton for the audit of our annual financial statements for the years ended December 31, 2009, and 2010, respectively, and fees billed for other services rendered by Grant Thornton during those periods.

Audit and Non-Audit Fees

	2009	2010
Audit fees	$311,425	$263,300
Audit-related fees	19,950	19,950
Tax fees	—	—
Total	$331,375	$283,250

Audit Fees

Audit fees consisted of professional services rendered by Grant Thornton for the audit of the annual consolidated financial statements included in our Annual Report on Form 10-K, for the reviews of the consolidated quarterly financial statements included in our Forms 10-Q and assistance and review of such documents filed with the SEC.

Audit-Related Fees

Audit-related fees consisted principally of fees for professional services associated with the audits in connection with acquisitions. In each of 2009 and 2010, we paid Grant Thornton $19,950 in connection with the audit of our 401(k) plan.

Tax Fees

Tax fees consisted of professional services provided associated with tax compliance, tax planning and tax advice. We have paid $-0- and to our principal auditor for tax compliance or consultation in each of 2009 and 2010.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm

Consistent with policies of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility, pursuant to its written charter, for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the audit committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. The Audit Committee’s policy is to approve all audit and non-audit services provided by our independent registered public accounting firm prior to the commencement of the services using a combination of pre-approvals for certain engagements up to predetermined dollar thresholds in accordance with the pre-approval policy and specific approvals for certain engagements on a case-by-case basis. The Audit Committee has delegated authority to the committee’s chairman to pre-approve between committee meetings those services that have not already been pre-approved by the committee. The chairman of the Audit Committee is required to report any such pre-approval decisions to the full committee at its next scheduled meeting.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The affirmative vote of a majority of the shares present or represented and entitled to vote at the annual meeting is required to ratify the appointment of the independent registered public accounting firm. If the stockholders do not ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE SELECTION OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS

We have adopted a code of ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on our website at www.thefigi.com. The code of ethics is also available to stockholders, without charge, upon request in writing to our Secretary at 7226 Lee DeForest Drive, Suite 209, Columbia, Maryland 21046. Disclosure regarding any amendments to, or waivers from, provisions of the code of ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our next annual meeting must be received at our principal executive offices no later than December 31, 2011, provided, however, that in the event that we hold our 2012 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary date of the 2011 Annual Meeting of Stockholders, we will disclose the new deadline by which stockholders proposals must be received in our Quarterly Report on Form 10-Q. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. In accordance with our Amended and Restated By-laws, to be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2011, stockholder proposals must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 75 days’ notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Proposals received after that date will not be voted on at the annual meeting. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Chief Executive Officer, Fortress International Group, Inc., 7226 Lee DeForest Drive, Suite 209, Columbia, Maryland 21046.

COLUMBIA, MARYLAND
April 29, 2011

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.thefigi.com and is available in printed copy to beneficial owners of our common stock without charge upon written request to Thomas P. Rosato, Chief Executive Officer, Fortress International Group, Inc., 7226 Lee DeForest Drive, Suite 209, Columbia, Maryland 21046. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Appendix A

CERTIFICATE OF AMENDMENT
OF
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
FORTRESS INTERNATIONAL GROUP, INC.

Fortress International Group, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST:  The Second Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended (the “Certificate of Incorporation”) is hereby further amended as follows:

Section 4.1 of Article FOURTH of the Certificate of Incorporation is hereby deleted in its entirety and the following is substituted in lieu thereof:

Section 4.1. Authorized Shares.  The total number of shares of stock which the Corporation shall have authority to issue is 50,000,000 shares, 49,000,000 of which shall be shares of Common Stock with a par value of $0.0001 per share, and One Million (1,000,000) of which will be shares of Preferred Stock with a par value of $0.0001 per share.

SECOND:  The amendment to the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on this  day of , 2011.

FORTRESS INTERNATIONAL GROUP, INC.
By: Name: Title:

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.

Please mark you votes like this [X]

The Board of Directors recommends a vote for proposals 1, 2 and 3.

1. Election of two class III directors
   Nominees: (1) John Morton, III
   (2) Thomas P. Rosato

FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL NOMINEES EXCEPT:

☐ John Morton, III

☐ Thomas P. Rosato

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature____________________ **Signature**____________________ **Date** __________, **2011**

Please sign exactly as your name appears on this Proxy Card. When shares are held by joint owners, each of the joint owners should sign. When signing as attorney, executor, administrator, trustee or other fiduciary, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in the full partnership name by an authorized person. If a limited liability company, please sign in full name of limited liability company by an authorized person.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FORTRESS INTERNATIONAL GROUP, INC.

Annual Meeting of Stockholders – June 2, 2011

The undersigned hereby appoints Thomas P. Rosato and Timothy C. Dec, or either of them, as attorney and proxy of the undersigned, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Fortress International Group, Inc., a Delaware corporation, to be held at the company's principal offices at 7226 Lee DeForest Drive, Suite 209, Columbia, Maryland 21046, at 10:00 A.M., Eastern Standard Time, on Thursday, June 2, 2011 and at any adjournments thereof, and to vote all shares of common stock of the company registered in the name of the undersigned, with all the powers which the undersigned would have if personally present at such meeting. The undersigned further gives the proxies authority to vote according to their best judgement on any other matters properly coming before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE MEETING. PLEASE SIGN AND RETURN THIS PROXY CARD PROMPTLY.
No postage is required if returned in the enclosed envelope and mailed in the United States.

(Continued, and to be marked, dated and signed on the reverse side)